KENILWORTH FUND, INC.

                                   PROSPECTUS
                                 April 24, 2002


     The  Securities  and Exchange  Commission  has not approved or  disapproved
these  securities  or  passed  upon  the  adequacy  of  this   prospectus.   Any
representation to the contrary is a criminal offense.

                             TABLE OF CONTENTS



INVESTMENT OBJECTIVE.................................3

PRINCIPAL INVESTMENT STRATEGIES......................3

PRINCIPAL INVESTMENT RISKS...........................4

FUND PAST PERFORMANCE CHARTS.........................4

FUND EXPENSES........................................4

MANAGEMENT OF THE FUND...............................6
     Investment Adviser..............................6

SHAREHOLDER INFORMATION..............................7
     Pricing of Fund Shares..........................7
     Purchase of Fund Shares.........................7
     Redemption of Fund Shares.......................7
     Dividends and Distributions.....................7
     Tax Consequences................................7

FINANCIAL HIGHLIGHTS INFORMATION.....................8

SHARE PURCHASE APPLICATION..........................11

INVESTMENT OBJECTIVE

     The   Kenilworth   Fund's   investment   objective  is  long  term  capital
appreciation. As with any mutual fund, there is no assurance that the Fund will achieve its goal.

PRINCIPAL INVESTMENT STRATEGIES

     Our investment philosophy during the last 30 years has been guided by the historical fact that long term investment in stocks in the United States has produced annual returns of over 9.5% over a sixty year span. When one includes the decade of the 1980s, with its 18% annual return and similar returns in the 1990s, the annual return averages almost 11% exceeding that of bonds and money market instruments. Hence, one of the Fund's principal investment strategies is to invest in a non- diversified portfolio of common stocks. Notwithstanding the historical returns for common stocks, there is no assurance that these returns will continue in the future. Before investing in companies, the Fund tries to determine the outlook for the economy, the course of monetary policy as pursued by the Federal Reserve Board, the direction of interest rates and of overall corporate profits--the two most critical factors determining overall equity market values. Then, we focus on four or five large industries that are likely to perform well in that economic milieu and generally choose two to four companies that are the dominant growers, those companies with dominant or growing market share in a growing market, in their respective industries. The Fund generally rotates out of expensive stocks and into inexpensive stocks by selling the stocks of those companies whose price earnings ratios become expensive relative to that of their growth rates and that of the overall market, and buying the stocks of those companies whose price earnings ratios are low relative to that of their growth rates and that of the overall market. The Fund employs both a growth and value style of investing.

     The Fund invests primarily in:

(a)large capitalization stocks listed on the United States stock exchanges, those generally over $10 billion in size;

(b)in special situations such as:

     --those situations in which companies are likely to be bought out at a high premium to their current market price;

     --those situations in which a company's stock market price does not reflect the underlying value of all the company's assets, particularly those of real-estate or patents carried at historic cost;

     --those situations in which the stock market price of a corporation with two very profitable businesses is trading at a discount to its actual value because of political and/or legal uncertainties involving one of the businesses, thereby placing a negative value on that business;

(c)  turnaround   situations  where  due  to  new  products,   managements,   or
technologies a new future is forecast for a given company, or;

(d) in companies with a very strong technological niche in a dynamic growth industry.

     We use extensive research to identify growing companies to buy at reasonable prices and then we hold those companies for long periods of time. We have developed many criteria over the last 30 years to identify companies that generate superior long term returns:

(a) Management: great companies are created by visionary managers who deliver predictable growth;

(b) strong return on capital showing wise use of scarce capital;

(c) low costs: companies that can produce the product at a lower cost than their competitors;

(d) dominant or growing market share in a growing market;

(e) strong balance sheets;

(f) turnaround situations due to new management, products, or technologies;

(g) historically consistent and predictable growth rates.

     The Fund may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies when market conditions warrant such trading. Market conditions warrant active and frequent trading when major political, economic and financial uncertainties appear on the investment horizon. Active and frequent trading results in increased portfolio turnover which may have tax consequences to tax paying shareholders. The possible tax consequences to tax paying shareholders are:

          --an increase in the size of capital gains distributions by the Fund, which distributions are taxable to tax paying shareholders;

          --an increase in the size of short-term capital gains distributions, which distributions are generally taxed at a higher tax rate than long-term capital gains distributions.

The tax consequences of a Fund's portfolio turnover may affect the Fund's performance by reducing its after tax rate of return.

     In response to adverse market, economic, political or other conditions, the Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund's principal investment strategies. The effect of taking such temporary defensive positions is that the Fund may not achieve its investment objective of long term capital appreciation.

PRINCIPAL INVESTMENT RISKS

     The risks of investing in the Fund are:

(a)  the  overall   market's   decline  because  of  political  and/or  economic
uncertainties;

(b) factors bearing specifically on a given industry or company;

(c) the Fund's non-diversified style of investing.

Ultimately, when you sell your shares of the Fund, they could be worth less than what you paid for them.

     The Fund's share price changes daily in response to political, economic and financial news. A change in the direction of interest rates, military conflagrations, statistics showing adverse economic conditions, or political and regulatory happenings can all cause the Fund's net asset value to decline.
Similarly, news regarding the financial condition or changes in specific economic or political conditions that may affect a particular company whose stock the Fund holds may also cause the Fund's share price to decline.

     In addition, the Fund is classified as being non-diversified which means that, compared with other funds, it may invest a relatively high percentage of its assets in a limited number of companies. Because the Fund may hold roughly 50% of its assets in the stocks of only several companies, the Fund's share price may be more susceptible to any single economic, political or regulatory occurrence than would a fund that seeks broad diversification. Thus, the net asset value of the Fund is likely to be more volatile than the net asset value of a diversified fund.

     The risk of investing in special situations and turnaround situations is that there is no assurance that the hoped for elements of these situations will occur. Specifically, there is no assurance that companies will be bought out at a high premium to their current market price; or that a company's stock market price will ever reflect the underlying value of all the company's assets.

     Loss of money is a risk of investing in the Fund.


FUND PAST PERFORMANCE CHARTS

     The following bar chart and table provides some indication of the risks of investing in the Fund by showing the changes in the Fund's performance from year to year and compares the Fund's average annual performance returns over various periods of time to the performance of the S&P 500 Index. Returns are based on past results and are not an indication of future performance.


YEAR-BY-YEAR RETURNS

Kenilworth Fund

                 [BAR CHART HERE]

[Calendar Years:   1994 1995    1996   1997   1998   1999   2000   2001]
[Returns:        -5.95% 28.03% 29.48% 20.67% 20.58% 26.95% -6.96% -26.16%]



Best Quarter:      Q4  1998  28.39%
Worst Quarter:     Q1  2001 -22.00%



AVERAGE ANNUAL TOTAL RETURNS
 Periods ended December 31, 2001

                         1 year    5 years  Since Inception*
Return Before Taxes      -26.26%   4.88%          8.81%

Return After Taxes on
Distributions            -26.16%   4.72%          8.49%

Return After Taxes on
Distributions and Sale
of Fund Shares           -15.93%   3.98%          7.30%

S&P 500 Index
(reflects no deduction
for fees, expenses, or taxes) -11.87%   10.70%    13.81%

*Inception Date: July 1, 1993

The S&P 500 stock Index follows the stock market performance of 500 of the largest companies in the United States. The return of the S&P 500 Index does not reflect the costs of buying and selling securities or managing a stock portfolio, costs that are deducted from mutual fund returns.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Shareholder Fees
 (fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on Purchases.........None
Maximum Deferred Sales Charge (Load).....................None
Maximum Sales Charge (Load) Imposed on
     Reinvested Dividends................................None
Redemption Fee...........................................None
Exchange Fee.............................................None


Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)

Management Fee..........................................1.00%
Distribution (12b-1) Fee................................None
Other Expenses..........................................0.46%
Total Annual Fund Operating Expenses*...................1.46%

     *The Fund's expenses are limited to 1.60% of its average net assets. Expenses in excess of 1.60% are required to be reimbursed by the Fund's investment advisor, pursuant to its advisory agreement with the Fund. The Fund's advisory agreement, which contains the expense reimbursement clause, is reviewed every year by the Fund's Board of Directors. The expense reimbursement clause cannot be terminated at will by the Fund's investment advisor.

   EXAMPLE:

This EXAMPLE is intended to help you compare the cost of investing in this Fund with the cost of investing in other mutual funds.

This EXAMPLE assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. This EXAMPLE also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year   3 years   5 years   10 years
$ 149    $ 462     $ 797     $1746

MANAGEMENT OF THE FUND

     INVESTMENT ADVISOR

     The Investment Advisor to the Fund is Institutional Portfolio Services, Ltd. (IPS), 21 S. Clark Street, Suite 2594, Chicago, Illinois 60603.

     Since 1969, IPS has served as an investment advisor to wealthy individuals and corporate pension plans. IPS is registered as an investment advisor with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

     IPS provides the Fund with investment advisory services, office space and personnel. IPS also pays the salaries of those of the Fund's employees, officers, and directors who are also employees, officers, and/or directors of IPS. Additionally, IPS pays all other executive salaries and executive expenses, charges for all clerical services relating to the Fund's investments and all promotional expenses of the Fund, including the printing and mailing of the prospectus to other than current shareholders.

     As compensation for its advisory services, the Fund pays to IPS a monthly advisory fee at the annual rate of 1.0% per year on the average net assets of the Fund. All fees are computed on the average daily closing net asset value of the Fund and are payable monthly. The advisory fee paid to IPS for the fiscal year ended December 31, 2001 was 1.0% of the Fund's average net assets. The Fund also pays IPS for certain administrative services such as record keeping, computer software and development, and other operations management services. The administrative services fee paid to IPS for the fiscal year ended December 31, 2001 was $40,000. IPS is required to reimburse the Fund for the Fund's expenses incurred in excess of 1.6% of the Fund's average net assets. IPS will reimburse the Fund for any excess on a yearly basis.

PORTFOLIO MANAGER

     Ms. Mohini C. Pai is the Vice-President of IPS and has been with IPS since 1984. Ms. Pai is responsible for the day-to-day management of the Fund's portfolio. Ms. Pai's business experience during the past five years has been that of portfolio manager and Vice-President of IPS and President and a Director of Kenilworth Fund, Inc.

SHAREHOLDER INFORMATION

     DETERMINATION OF NET ASSET VALUE

     The net asset value per share of the Fund is determined at the close of trading on the New York Stock Exchange (currently 4:00 P.M., Eastern Standard
Time)on days in which the Exchange is open for business, except that the net asset value will not be computed on a day in which no orders to purchase shares were received and no shares were tendered for redemption. The net asset value per share is calculated by adding the value of all securities, cash or other assets, subtracting liabilities, and dividing the remainder by the number of shares outstanding.

     Each security traded on a national stock exchange is valued at its last sale price on that exchange on the day of valuation or, if there are no sales that day, at the latest bid quotation. Each over-the-counter security for which the last sale price on the day of valuation is available from NASDAQ is valued at that price.

     All other over-the-counter securities for which reliable quotations are available are valued at the latest bid quotation. Other assets and securities are valued at a fair value determined in good faith by the Board of Directors.

     PURCHASE OF FUND SHARES

     An initial purchase of shares of the Fund may be made by sending a properly completed Share Purchase Application to the Fund. The minimum initial purchase of shares is $10,000. Related party accounts and retirement accounts require a minimum initial purchase of $5,000. Related party accounts are defined as those accounts opened with the Fund under the same tax identification number, or those accounts opened by a family member or relative of an existing shareholder. Purchases subsequent to the initial purchase may be sent to the address given in the Prospectus. Minimum subsequent purchases of shares is $1,000. The offering price for the Fund's shares is equal to the net asset value per share (determined in the manner described under "Determination of Net Asset Value") on the day, prior to the close of trading on the New York Stock Exchange, that the purchase order is received and accepted by the Fund. Orders received by the Fund after the close of the New York Stock Exchange will be confirmed at the net asset value determined at the close of the New York Stock Exchange on the next business day. All purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. No cash will be accepted.

     The Fund sells fractional shares in addition to whole shares. The Fund maintains a book-entry-only system with regard to Fund shares. Fund share certificates will not be issued. The minimums for subsequent purchases do not apply to shares purchased pursuant to the reinvestment of income dividends and capital gain distributions. The minimums may be changed at any time. Shareholders will be given at least thirty days notice of any increase in the minimums. However, the Fund reserves the right to waive or lower investment minimums at its discretion.

     All orders to purchase shares are subject to the Fund's acceptance and are not binding until so accepted. All orders to purchase shares that are accepted will be processed at the net asset value next determined after receipt of the purchase order as provided herein regardless of the date of acceptance. The Fund may decline to accept a purchase order when in the judgment of management the acceptance of an order is not in the best interests of existing shareholders.

     RETIREMENT ACCOUNTS

     Shares of the Fund may be purchased or redeemed for retirement accounts through New York Stock Exchange registered brokerage firms having a relationship with the Fund. Typically, a shareholder will elect to custody his or her retirement account at a brokerage firm. Upon the shareholder's direction to purchase shares of the Fund for his or her retirement account, the brokerage firm will effect a written order for the purchase of Fund shares. Any such purchase or redemption will not be effective until the order or request is received by the Fund. Retirement account holdings, including the Fund, will appear monthly on the retirement account statement issued directly by the relevant brokerage firm.

     The minimum initial investment for retirement accounts is $5,000 and $1,000 for subsequent purchases. There are no additional Fund charges for retirement accounts. Brokerage firms usually charge a fixed yearly fee for the custody and administration of retirement accounts.

     REDEMPTION OF FUND SHARES

     Shareholders of the Fund may request redemption of their shares at any time as provided herein. The redemption price shall be equal to the net asset value next determined after receipt by the Fund's transfer agent of a request for redemption submitted in proper form. See "Determination of Net Asset Value." The value of the shares on redemption may be more or less than their original cost, depending upon the then-current market value of the Fund's investments.

     Shares may be redeemed by submitting a written request for redemption to the Fund. A written redemption request to the Fund, as transfer agent, must specify (a) the name of the Fund, (b) the dollar amount or specific number of shares to be redeemed, and (c) the shareholder's name and account number. The redemption request must be signed by each registered owner exactly as the shares are registered. The Fund, at its discretion, may require a signature guarantee for redemption from a bank, trust company, savings and loan association, a member of a national stock exchange for redemption, or any other financial institution authorized to guarantee signatures. Requests for redemption by telephone and requests that are subject to any special conditions or that specify an effective date or other than as provided herein cannot be honored.

     For accounts registered in the name of corporations or associations, the redemption request must include a corporate resolution certified by a duly authorized officer of the corporation or association, with such officer's signature guaranteed. For accounts registered in the name of a trust, the redemption request must be signed by each trustee registered on the account, with each signature guaranteed at the Fund's discretion. Questions with respect to the proper form of redemption requests should be directed to the Transfer Agent at (312) 236-5388.

     A redemption request received at the same time or near the same time as an address change must be accompanied by a signature guarantee. The guarantor of a signature must be a national bank or trust company, a member of the Federal Reserve System or a member firm of a national securities exchange or any other financial institution authorized to guarantee signatures. The Transfer Agent reserves the right to reject the signature guarantee of an institution if such rejection would be in the best interests of the Fund and its shareholders. Notwithstanding the above, signature guarantees will be required where there appears to be a pattern of redemptions designed to circumvent the signature guarantee requirement, or where the Fund has other reason to believe that this requirement would be in the best interests of the Fund and its shareholders.

     The proceeds of redemptions will ordinarily be mailed within seven days after receipt of a properly completed redemption request. It is mandatory that the Fund redeem shares upon the proper request of a shareholder. When shares are purchased by check, the Fund reserves the right to delay redemption of shares until it is satisfied that the investor's check used to purchase shares has cleared. Local checks generally are collected in three business days and non-local checks may take longer in certain circumstances.

     The right of redemption may be suspended during any period when: (a) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or such Exchange is closed for other than weekends and holidays; (b) the Securities and Exchange Commission has by order permitted such suspension; or (c) an emergency as determined by the Securities and Exchange Commission exists, making disposal of portfolio securities or valuation of net assets of the Fund not reasonably practicable. The Fund reserves the right to redeem shares in any account and send the proceeds to the shareholder if the shares in the account do not have a value of at least $5,000. The Fund will notify a shareholder of its intention to terminate the account and provide the shareholder with not less than thirty days to make additional investments.

     The Fund reserves the right to pay redemptions in kind. Thus, redemption proceeds may be paid in securities or other assets rather than in cash if the Board of Directors determines it is in the best interests of the Fund.

     Questions regarding redemptions and the procedures that must be followed should be directed to the Fund as Transfer Agent, 21 S. Clark Street, Suite 2594, Chicago, Illinois 60603, (312) 236-5388.

     DIVIDENDS AND DISTRIBUTIONS

     Unless a shareholder elects otherwise by notice to the Fund, all income dividends and all capital gains distributions payable on shares of the Fund will be reinvested in additional shares of the Fund at the net asset value in effect on the dividend or distribution payment date. The Fund acts as the shareholder's agent to reinvest dividends and distributions in additional shares and hold for his/her account the additional shares so acquired. A shareholder may at any time change his/her election as to whether to receive his/her dividends and distributions in cash or have them reinvested by giving written notice of such change of election to the Fund. Such change of election applies to dividends and distributions the record dates of which fall on or after the date that the Fund receives the written notice.

     Dividends from the Fund's net investment income as well as distributions designated as capital gains will ordinarily be declared and paid annually in such a manner as to avoid paying income tax on the Fund's net investment income and net realized capital gains or being subject to a federal excise tax on undistributed net investment income and net realized capital gains. Such distributions and dividends will typically be made in December. As current income is not an objective of the Fund, the amount of dividends will likely be small. There is no fixed dividend rate and there can be no assurance as to the payment of any dividends or the realization of any gains.

     TAX CONSEQUENCES

     The Fund intends to maintain its qualification as a "regulated investment company" under the Internal Revenue Code by distributing as dividends not less than 90% of its taxable income and by continuing to comply with all other requirements of Subchapter M of the Code. If the Fund qualifies, the Fund will not be liable for Federal income taxes on amounts paid by it as dividends and distributions.

     For Federal income tax purposes, dividends paid by the Fund and distributions from short-term capital gains, whether received in cash or reinvested in additional shares, are taxable as ordinary income. Distributions paid by the Fund from long-term capital gains whether received in cash or reinvested in additional shares, are taxable as long-term capital gains, regardless of the length of time you have owned shares in the Fund. The distributions are taxable whether you receive them in cash or in additional shares. If you are not required to pay tax on your income, you will not be required to pay Federal income taxes on the amounts distributed to you. Dividends and capital gain distributions declared in December and paid the following January will be taxable in the year they are declared.

     Distributions by the Fund may subject an investor to state and local taxes on the distributions, depending on the laws of a shareholder's home state and locality. Because this section is not intended to be a full discussion of present or proposed Federal income tax law and its effect on shareholders, shareholders are urged to consult their own tax adviser.

CONDENSED FINANCIAL INFORMATION
Financial Highlights

     The financial highlights table is intended to help you understand the Fund's financial performance for the past 5 years.

Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by Grant Thornton L.L.P. for the years ended 1999, 2000 and 2001, and by other auditors for the years ended 1997 and 1998. Grant Thornton's report, along with the Fund's financial statements, are included in the Fund's Annual Report, which is available upon request.

                          For the Years Ended December 31
                        2001     2000     1999     1998     1997
Selected Per-Share Data
 Net Asset Value,
  beginning of period
                       $25.54    $27.45  $21.91   $18.17   $15.43

 Income from Investment Operations
  Net Investment
   Income (Loss)        (0.09)    (0.19)   (0.12)  (0.04)   (0.05)
  Net Realized and
   Unrealized Gain (Loss)
   on Investments        (6.59)   (1.72)    6.02     3.78     3.24
         Total.......... (6.68)   (1.91)    5.90     3.74     3.19
Less Distributions From
 Net Investment Income    0.00     0.00     0.00     0.00     0.00

 From Net Realized Gains  0.00     0.00     0.36     0.00     0.45

         Total........... 0.00     0.00     0.36     0.00     0.45



 Net Asset Value,
  end of period......... $18.86   $25.54  $27.45   $21.91   $18.17



Total Return............  -26.16%  -6.96%  26.95%   20.58%   20.67%


Ratios and Supplemental Data
 Net Assets,
  end of period
  (in thousands)         $10,969   $15,451  $15,666   $12,178   $9,790


 Ratio of Net Expenses
  to Average Net Assets 1.46%   1.31%   1.41%   1.42%     1.52%


 Ratio of Net Investment
  Income to Average
  Net Assets            (0.44%)  (0.66%) (0.52%)  (0.24%)  (0.29%)


Portfolio Turnover Rate 44.73%   43.93%  38.29%    70.28%   76.99%




No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and in the related Statement of Additional Information and, if given or made, such information or representations may not be relied upon as having been authorized by the Kenilworth Fund, Inc. This Prospectus does not constitute an offer to sell securities in any state or jurisdiction in which such offering may not lawfully be made.

                           KENILWORTH FUND, INC.
                        SHARE PURCHASE APPLICATION

Mail To:                                   Minimum Investments:
Kenilworth Fund, Inc.                      Initial:  $10,000.00
21 S. Clark Street          Retirement/Related Party: $5,000.00
Suite 2594                                Subsequent: $1,000.00
Chicago, IL  60603

All applications are accepted in Illinois and under Illinois laws.
#1...Registration of Shares

Owner (Individual, Corporation, Trustee or      Joint Owner/DOB
Custodian)/Date of Birth
                                       Social Security Number
Address
                                     Daytime Telephone Number
City          State     Zip

If more than one owner is listed above, then shares will be registered as joint tenants with rights of survivorship and not as tenants in common, unless otherwise instructed.

#2...Investment Information

     This investment represents (a)an:
   ___ Initial purchase payable to: Kenilworth Fund, Inc.

                        Amount $__________

   ___ Subsequent purchase payable to Kenilworth Fund, Inc.
                        Amount $__________

#3...Dividend Option

All income dividends and capital gains distributions will be reinvested in additional shares as stated in the prospectus unless the box below is checked.

___ Please pay all income dividends and capital gains distributions in cash.

I/We understand that certificates for shares purchased (either initial or reinvested) will not be issued.

#4...Taxpayer Obligations          W-9

I am a U.S. citizen  ___ Yes    ___ No

The Internal  Revenue  Service (IRS)  requires each taxpayer to provide a Social
Security  or  Taxpayer   Identification   Number  and  to  make  the   following
certifications:

I certify under penalty of perjury that:

          1) The Social Security or other Tax I.D. number stated above is correct.

          2)   I am not subject to backup withholding because:*

               A.   I am expemt from backup withholding, or

               B. The IRS has not notified me that I am subject to backup withholding as a result of Failure to report all interest or dividends, or

               C. The IRS has notified me that I am no longer subject to backup withholding, and

          3)   I am a U.S. person (including a U.S. resident alien)

*Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment or secured property, cancellation of debt, contributions to an individual returement arrangement (IRA) and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

#5...Signature and Agreement

I/We, the undersigned, have received a copy of the current prospectus of the Kenilworth Fund, Inc., and are purchasing fund shares in accordance with its provisions. I/We further certify that the undersigned is of legal age and has full legal capacity to make this purchase. The purchase price shall be the net asset value next determined following receipt of the application by the Fund, if the application is accepted. This application cannot be processed unless accompanied by payment. The Internal Revenue

Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Owner                         Date

Signature of Joint Owner (if any)          Date

OTHER FUND DOCUMENTS

Additional information about the Kenilworth Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

Additional information about the Kenilworth Fund and its management and operations is available in the Statement of Additional Information, which is incorporated by reference into this Prospectus.

WHERE TO GET THESE DOCUMENTS

The Statement of Additional Information and the Fund's annual and semi-annual reports are available, without charge, upon request. To receive these documents or request other information about the Fund, or for shareholder inquiries:

1. Write to us at: Kenilworth Fund, Inc., 21 S. Clark Street, Suite 2594, Chicago, IL 60603

2. Call us collect Monday through Friday, 9 a.m. to 5 p.m., Central Standard Time at 312-236-5388.

3. Visit the Kenilworth Fund website: www.kenilworthfund.com.

4. E-Mail the Fund at: kfinfo@kenilworthfund.com


Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in Washington, D.C. Information on the operation of the public reference room may be obtained by calling the Commission at 1-202-942-8090. Reports and other information about the Fund are available on the Commission's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-6009, or by electronic request at the following email address: publicinfo@sec.gov.



Kenilworth Fund, Inc.  Investment Company Act File No. 811-7620